EXHIBIT 10.9

June 4, 2004

The Aristotle Corporation

96 Cummings Point Road

Stamford, Connecticut 06902

Re: Certain Post-Closing Matters: Spectrum Note and Collateral; October 15, 2003 Post-Closing Items Letter; Haan Crafts Real Estate

Ladies and Gentlemen:

Reference is made to the Credit Agreement (the "Credit Agreement") dated as of October 15, 2003 among The Aristotle Corporation (the "Borrower"), Bank One, NA ("Bank One"), as a lender, as LC Issuer and as agent (in such capacity, the "Agent"), and Johnson Bank (together with Bank One, the "Lenders"). Capitalized terms used, but not defined, in this letter agreement, have the meanings given such terms in the Credit Agreement.

Pursuant to a post-closing items letter agreement dated as of October 15, 2003 (the "Post-Closing Letter Agreement"), the Lenders agreed to waive satisfaction of certain conditions to the Lenders' willingness to make Credit Extensions under the Credit Agreement and the Borrower agreed to deliver the documents and take the actions set forth in the Post-Closing Letter Agreement, on or before the deadlines set forth in the Post-Closing Letter Agreement. The Borrower has been unable to make all of such deliveries and/or take all of such actions by the dates set forth in the Post-Closing Letter Agreement and has requested that the obligations set forth on the Post-Closing Letter Agreement be modified as set forth herein.

In addition, the Credit Agreement and the Post-Closing Letter Agreement contemplated that the existing unsecured intercompany note dated April 3, 2001 from Spectrum (f/k/a 2001328 Ontario Limited) to the Borrower (f/k/a Nasco International, Inc.) in the original principal amount of 3,900,800 Canadian Dollars, payable on demand (the "Existing Spectrum Note"), would, shortly after closing of the Credit Agreement, be redocumented in the form of a restated promissory note (identified in the Credit Agreement as the "Spectrum Note"), which note would be secured by the assets of Spectrum pursuant to a security agreement (identified in the Credit Agreement as the "Spectrum Security Agreement"), that the Spectrum Note and Spectrum Security Agreement would be pledged as collateral to the Agent for the benefit of itself and the Lenders, and that, on the basis of such documents and actions, that certain assets of Spectrum would be included in the Borrowing Base. It has been agreed that the Existing Spectrum Note will not be redocumented and secured and that, accordingly, the assets of Spectrum will not be included in the Borrowing Base. The Borrower, the Agent and the Lenders have agreed to correspondingly modify the Credit Agreement as set forth herein.

Further, the Borrower has informed the Agent that the Borrower has created a subsidiary (an Indiana limited liability company called Haan Crafts Real Estate Holdings LLC, referred to herein as "Haan Crafts Real Estate Holdings"), which subsidiary has purchased the real estate at 506 E. Second Street, Otterbein, Indiana 47970, on which the Haan Crafts facility is located (the "Haan Crafts Property"). Haan Crafts has leased the facility from Haan Crafts Real Estate Holdings. The Borrower has requested that Haan Crafts Real Estate Holdings guaranty the obligations of the Borrower to the Agent and the Lenders, that Haan Crafts Real Estate Holdings grant a security interest in its assets and mortgage the Haan Crafts Property as collateral for such guaranty, and that the Haan Crafts Property be included in the Borrowing Base. The Agent and the Lenders are agreeable to such occurrences on the terms and subject to the conditions set forth herein. The Borrower represents and warrants to the Agent and the Lenders that the Borrower's limited liability company interests in Haan Crafts Real Estate Holdings are not and will not be evidenced by certificates, nor will the Borrower permit such interests to be treated as "securities" as defined in Article 8 of the Uniform Commercial Code. The Borrower confirms that such limited liability company interests constitute Collateral under the Borrower Security Agreement. The Borrower, the Agent and the Lenders agree that the Exhibits to the Borrower Security Agreement shall be deemed to be supplemented to include reference to the Borrower's uncertificated 100% limited liability company interests in Haan Crafts Real Estate Holdings.

In consideration of the foregoing, the Borrower, the Agent and the Lenders hereby agree as follows:

1. Post-Closing Letter Agreement.

(a) The Agent and the Lenders hereby waive compliance with the delivery requirements set forth in paragraphs (5), (6) and (10) of the Post-Closing Letter Agreement.

(b) Based upon the purchase of the Haan Crafts Property by Haan Crafts Real Estate Holdings and mortgage in favor of the Agent, the Agent and the Lenders waive compliance with the requirement, per paragraph (7) of the Post-Closing Letter Agreement, that the Borrower deliver a Collateral Access Agreement for the Haan Crafts Property.

(c) The Agent and the Lenders agree to extend the delivery due date for the ALTA surveys and final title policies, commitments or endorsements described in paragraph (8) of the Post-Closing Letter Agreement, with respect to the Modesto, California and Ft. Collins, Colorado real estate, to June 30, 2004.

2. Spectrum Note and Collateral.

In light of the determination that the Existing Spectrum Note will not be redocumented and secured, and that the assets of Spectrum will not be included in the Borrowing Base, the Borrower, the Agent and the Lenders agree as follows:

(a) The Credit Agreement shall be amended as follows:

(i) The definition of the term "Borrowing Base" shall be amended to delete the proviso following clause (e) thereof.

(ii) The definition of the term "Loan Parties" shall be amended to delete the reference therein to Spectrum.

(iii) The definitions of the terms "Spectrum Note" and "Spectrum Security Agreement" shall be deleted and each reference to such terms in the Credit Agreement, including in the definitions of the terms "Loan Documents" and "Security Agreements", shall be deleted.

(iv) The parenthetical subclause in clause (m) of the definition of "Eligible Accounts" shall be deleted.

(v) Each of clauses (ii) and (iii) of Section 2.2 of the Credit Agreement shall be amended by replacing the term "Loan Party" with the term "Included Subsidiary".

(vi) The reference to Spectrum in clause (vi) of Section 8.2 shall be deleted.

(vii) The Borrowing Base Certificate set forth at Exhibit F to the Credit Agreement shall be amended to delete the parenthetical subclause in clause (i)(m) thereof and to delete the footnote at the end thereof regarding the outstanding balance of the Spectrum Note.

(viii) Schedule 5.14B to the Credit Agreement shall be replaced with Schedule 5.14B attached to this letter agreement.

(b) Pursuant to Section 4.4 of the Borrower Security Agreement, the Borrower will promptly deliver the original of the Existing Spectrum Note to the Agent to hold as collateral. Exhibit "D" to the Borrower Security Agreement shall be deemed amended to include reference to the Existing Spectrum Note, as described above.

3. Haan Crafts Real Estate.

(a) Upon satisfaction of the conditions set forth in paragraph 3(b) below, the Credit Agreement shall be amended as follows:

(i) The Haan Crafts Property shall be included in Eligible Real Estate and clause (e) of the definition of the term Borrowing Base shall, with respect to the Haan Crafts Property, include 80% of the fair market value of such real estate (established pursuant to an appraisal current as of the date such conditions are satisfied and reasonably satisfactory to the Agent), subject to reduction monthly as if such value were amortized evenly on a 240-month basis beginning on the date such conditions are satisfied. Clause (ix) of the Borrowing Base Certificate set forth at Exhibit F to the Credit Agreement shall, with respect to the Haan Crafts Property, be modified accordingly.

(ii) The term "Haan Crafts Real Estate Holdings" shall be added to the definitions set forth in Article I of the Credit Agreement and shall have the same meaning as set forth for such term in this letter agreement. The definitions of the terms "Guarantors" and "Included Subsidiaries" and clause (vi) of Section 8.2 of the Credit Agreement shall be amended to include Haan Crafts Real Estate Holdings, in the same manner as the other entities listed in such definitions and clause.

(b) The amendments to the Credit Agreement described in paragraph 3(a) above will not become effective until the Borrower has delivered or caused to be delivered each of the following to the Agent, each in form and substance satisfactory to the Agent:

(i) The organizational and authority documents and certificates of the types described in clauses (d), (e) and (f) of Section 4.1(i) of the Credit Agreement for Haan Crafts Real Estate Holdings;

(ii) Supplements to the Guaranty and to the Guarantor Security Agreement, in the form attached to the Guaranty or the Guarantor Security Agreement, as applicable, and each duly executed on behalf of Haan Crafts Real Estate Holdings;

(iii) A mortgage covering the Haan Crafts Property, duly executed on behalf of Haan Crafts Real Estate Holdings, together with the title policy and endorsements, survey and environmental reports, with respect to the Haan Crafts Property, referenced in Section 4.1(i)(o) of the Credit Agreement;

(iv) The confirmations of filings, registrations and/or recordings of the types described in Section 4.1(i)(p) of the Credit Agreement with respect to the Agent's security interest in the assets of Haan Crafts Real Estate Holdings and lien search results with respect to Haan Crafts Real Estate Holdings as described in Section 4.1(i)(q) of the Credit Agreement;

(v) A satisfactory appraisal of the Haan Crafts Property; and

(vi) Opinions of counsel to Haan Crafts Real Estate Holdings regarding the joinder of Haan Crafts Real Estate Holdings to the Guaranty and Guarantor Security Agreement, the mortgage of the Haan Crafts Property in favor of the Agent and such other matters as the Agent may require.

4. Miscellaneous.

The Borrower repeats and reaffirms the representations and warranties set forth in Article V of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date. This letter agreement constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

The Borrower acknowledges and agrees that its obligations under the Credit Agreement and the Notes are not subject to any offset, defense or counterclaim assertable by the Borrower and that the Credit Agreement, the Notes and the Loan Documents are valid, binding and fully enforceable according to their respective terms. Except as expressly provided above, the Credit Agreement and the Loan Documents shall remain in full force and effect, and this letter agreement shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Agent and the Lenders of the Borrower or of any debtor, guarantor or other person or entity liable for payment or performance of any of such debts, obligations or liabilities of Borrower, or any security interest, lien or other collateral or security for any of such debts, obligations or liabilities of Borrower or such debtors, guarantors, or other persons or entities, or waive any default, and the Agent and the Lenders expressly reserve all of their rights and remedies with respect to Borrower and all such debtors, guarantors or other persons or entities, and all such security interests, liens and other collateral and security. This letter agreement amends, and does not constitute a novation of, the Credit Agreement.

The provisions of this letter agreement shall inure to the benefit of any holder of any Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this letter agreement and the making of the loans under the Credit Agreement, as so amended. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. This letter agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights under, or because of the existence of, this letter agreement.

[Signature Page Follows]

To evidence your agreement with the foregoing, please kindly acknowledge this letter where provided below.

Sincerely,

BANK ONE, NA, Individually and
as Agent

By: /s/ Mark P. Bruss

Title: First Vice President

JOHNSON BANK

By: /s/ Christi R. Ott

Title: Market President-Fort Atkinson

ACKNOWLEDGED AND AGREED:

THE ARISTOTLE CORPORATION

By: /s/ Steven B. Lapin

Title: President and Chief Operating Officer

[Signature Page to Letter Agreement]

ACKNOWLEDGEMENT OF GUARANTORS

The undersigned Guarantors acknowledge and consent to the foregoing letter agreement dated as of June 4, 2004 among Bank One, NA, Johnson Bank and The Aristotle Corporation and agree that their Guaranty dated October 15, 2003, and all collateral or security therefor, shall remain in full force and effect notwithstanding the amendments made above.

TRIARCO ARTS & CRAFTS LLC, a Delaware limited liability company

By: /s/ Steven B. Lapin

Title: Vice President

AMERICAN EDUCATIONAL PRODUCTS LLC, a Colorado limited liability company

By: /s/ Steven B. Lapin

Title: Vice President

NASCO EXPORTS, INC., a Wisconsin corporation

By: /s/ Steven B. Lapin

Title: Vice President

SCOTT RESOURCES LLC, a Colorado limited liability company

By: /s/ Steven B. Lapin

Title: Vice President

HUBBARD SCIENTIFIC LLC, a Colorado limited liability company

By: /s/ Steven B. Lapin

Title: Vice President

HAAN CRAFTS, LLC, an Indiana limited liability company

By: /s/ Steven B. Lapin

Title: Vice President

SCHEDULE 5.14B
ELIGIBLE EQUIPMENT AND ELIGIBLE REAL ESTATE

"Eligible Equipment" - Addresses of locations:

Borrower:

Nasco Fort Atkinson Nasco Modesto

901 Janesville Avenue 4825 Stoddard Avenue

Fort Atkinson, WI 53538 Modesto, CA 95352

801 Janesville Avenue 1405 Larsen Road

Fort Atkinson, WI 53538 Fort Atkinson, WI 53538

Triarco:

2600 Fernbrook Lane, Suite 100

Plymouth, MN 55447

AEP:

401 Hickory Street 1120 Halbleib Road

Fort Collins, CO 80522 Chippewa Falls, WI 54729

Haan Crafts:

506 E. Second Street

Otterbein, IN 47970

"Eligible Real Estate" - Addresses of locations:

Borrower:
Nasco Fort Atkinson 901 Janesville Avenue Fort Atkinson, WI 53538	Includes: 610 Talcott Avenue, 1000 Erick Street, 932 Erick Street and 918 Erick Street, Fort Atkinson, WI.

Nasco Modesto

4825 Stoddard Avenue

Modesto, CA 95352

AEP: Haan Crafts Real Estate Holdings:

401 Hickory Street 506 E. Second Street

Fort Collins, CO 80522 Otterbein, IN 47970